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                                                                    EXHIBIT 99.3

                       NUEVO GRUPO IUSACELL, S.A. DE C.V.

         OFFER TO EXCHANGE ALL OUTSTANDING 14-1/4% SENIOR NOTES DUE 2006
                                       FOR
         14-1/4% SENIOR NOTES DUE 2004 WHICH HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED



THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON _______________________2000 OR SUCH LATER DATE AND TIME TO WHICH THE OFFER MAY BE EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To:      Brokers, Dealer, Commercial Banks
         Trust Companies and Other Nominees               _________, 2000

Nuevo Grupo Iusacell, S.A. de C.V., a Mexican company (the "Company"), is offering, upon the terms and subject to the conditions set forth in the Prospectus, dated __________, 2000 (the "Prospectus") and in the enclosed Letter of Transmittal (the "Letter of Transmittal") (which together will constitute the "Exchange Offer"), to exchange an aggregate principal amount of U.S.$350,000,000 of its 14-1/4% Senior Notes due 2006 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which the Prospectus constitutes a part, for a like principal amount of its 14-1/4% Senior Notes due 2006 (the "Old Notes") outstanding on the date hereof. The Exchange Notes and Old Notes are collectively hereinafter referred to as the "Notes." The Exchange Offer is being made in order to satisfy certain obligations of the company contained in the Exchange and Registration Rights Agreement dated December 16, 1999 by and among the Company, Bell Atlantic Corporation, Grupo Iusacell, S.A. de C.V. and Chase Securities, Inc. and Salomon Smith Barney, Inc. as representatives of the initial purchasers referred to therein.

We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

         1.    Prospectus dated ___________, 2000;

         2. The Letter of Transmittal for your use and for the information of your clients;

         3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach The Bank of New York, as Exchange Agent, prior to the Expiration Date or if the procedure for book-entry transfer cannot be completed on a timely basis;

         4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

         5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

         6.    Return envelopes addressed to the Exchange Agent for the Old
               Notes.
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YOUR PROMPT ACTION IS REQUESTED.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instruction set forth in the Letter of Transmittal and the Prospectus.

If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer - Procedures for Tendering" and "The Exchange Offer - Guaranteed Delivery Procedures."

The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                             Yours very truly,



                                             NUEVO GRUPO IUSACELL, S.A. DE C.V.



NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.



Enclosures

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